Exhibit 32.1

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Larry D. Zimpleman, President and Chief Executive Officer of Principal Financial Group, Inc., certify that (i) the Form 10-K for the year ended December 31, 2009 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2009 fairly presents, in all material respects, the financial condition and results of operations of Principal Financial Group, Inc.

/s/ Larry D. Zimpleman
Larry D. Zimpleman
Chairman, President and Chief Executive Officer
Date: February 17, 2010

205